Exhibit 99.1
                                                                    ------------

            MGI PHARMA Reports Second Quarter 2007 Financial Results

   --GAAP and Adjusted Profitability Achieved For Q2 and First Half of 2007--

         --Strong Aloxi(R) Sales Growth Expected For Remainder of 2007--

     --Strong Dacogen(R) Sales Trends Continue; 2007 Dacogen Sales Guidance
                          Increased to $115 Million--

     MINNEAPOLIS--(BUSINESS WIRE)--July 18, 2007--MGI PHARMA, INC. (NASDAQ:MOGN), a biopharmaceutical company focused in oncology and acute care, today reported financial results for the three months ended June 30, 2007.

     Total revenue for the second quarter of 2007 was $93.0 million compared to $87.2 million for the second quarter of 2006. The Company reported GAAP net income of $2.1 million, or $0.03 per diluted share, in the 2007 second quarter compared to a GAAP net loss of $19.4 million, or $0.25 per diluted share, in the 2006 second quarter. Adjusted or non-GAAP net income for the 2007 second quarter increased to $11.1 million, or $0.13 per diluted share, compared to adjusted net loss of $5.0 million, or $0.06 per diluted share, in the 2006 second quarter. See "Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)" below for information on the adjusted numbers presented in this press release.

     At June 30, 2007, MGI PHARMA's cash and marketable debt investments totaled $160.1 million.

     "We are extremely pleased with our results for the second quarter," said Lonnie Moulder, President and Chief Executive Officer of MGI PHARMA. "Aloxi sales increased versus the prior quarter despite the transient disruption in the CINV market, and we are greatly encouraged by the strong performance of Dacogen, which continued to gain share in the market for treatment of MDS. The sNDA for Aloxi in the post-operative nausea and vomiting indication was accepted for filing by the FDA, and we remain on track to submit our NDA for Aquavan during the third quarter".

     Product Sales Performance

     Product sales increased to $90.9 million in the second quarter of 2007 compared to $86.2 million in the second quarter of 2006, primarily as a result of the inclusion of Dacogen(R) (decitabine) for Injection sales following its commercial launch in mid-2006.

     During the second quarter of 2007, U.S. sales of Aloxi(R) (palonosetron hydrochloride) Injection totaled $48.3 million compared to $67.4 million in the second quarter of 2006. This year-over-year decline in Aloxi sales was primarily due to the transient disruption in the chemotherapy-induced nausea and vomiting market following the introduction of multiple generic ondansetron products at the end of the fourth quarter of 2006.

     Sales of Dacogen totaled $30.2 million in the second quarter, its fourth full quarter of commercial availability, and represented 31% growth versus the first quarter. Sales of Gliadel(R) Wafer (polifeprosan 20 with carmustine implant) were $10.5 million for the second quarter of 2007, compared to $8.4 million in the second quarter of 2006. When compared to the first quarter of 2007, this result represented an 8% sequential increase.

     Operating Expenses

     Selling, general and administrative expenses totaled $44.3 million for the second quarter compared to $35.5 million for the second quarter of 2006. Adjusted selling, general and administrative expenses were $38.8 million for the second quarter of 2007 compared to $34.0 million for the same period in 2006. This increase was primarily due to increased spending related to accelerated growth of Dacogen.

     Research and development expenses totaled $17.1 million for the second quarter compared to $28.2 million for the second quarter of 2006. Adjusted research and development expenses in the second quarter of 2007 were $15.5 million compared to $26.2 million in the second quarter of 2006. This decrease was primarily a result of the conclusion of certain clinical trials for Aquavan(R) and Dacogen.

     Operating income for the second quarter was $2.4 million compared to an operating loss of $10.3 million for the same period in 2006. Adjusted operating income for the second quarter increased to $11.3 million compared to an adjusted operating loss of $4.3 million for the same period in 2006.

     Reconciliation of U.S. GAAP to Adjusted Results:

     In this press release, certain non-GAAP financial measures are presented as adjusted numbers. These numbers exclude the effects of non-cash, stock-based employee compensation expense, amortization of product intangible assets, restructuring expenses, and license and milestone payments. See the attached "Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)" for a detailed explanation of the amounts excluded and included to arrive at adjusted expenses, adjusted operating income (loss), adjusted net income (loss), and adjusted per share amounts for the three-month and six-month periods ended June 30, 2007 and June 30, 2006. Adjusted or non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be, viewed as a substitute for GAAP results. We define adjusted diluted earnings per share amounts as adjusted net income divided by the GAAP weighted average number of diluted shares outstanding. Our definition of these adjusted financial measures may differ from similarly named measures used by others.

     2007 Financial Outlook

     Based on the best-in-class profile of Aloxi and the end of the transient disruption in the chemotherapy-induced nausea and vomiting market, the Company now expects Aloxi sales growth of twenty to twenty-five percent during the third quarter when compared to the second quarter, and continued growth thereafter.

     Based on strong first half results and current market trends, the Company now expects full year Dacogen sales of approximately $115 million. Gliadel revenues are expected to grow in the single digit range for the remainder of the year.

     The Company is maintaining its previous guidance of:

     -- Adjusted SG&A expenses of $140 to $145 million;

     -- Adjusted R&D expenses of approximately $70 million;

     -- Positive adjusted operating income

     The adjusted financial outlook for SG&A excludes non-cash stock-based compensation expense. The adjusted financial outlook for R&D excludes non-cash stock-based compensation expense and license and milestone payments. Adjusted operating income additionally excludes amortization of product intangible assets and restructuring costs. We have excluded these expenses because their amount and significance cannot readily be determined at this time.

     Conference Call & Webcast Information

     MGI PHARMA will broadcast its quarterly investor conference call live over the Internet today, Wednesday, July 18, 2007 at 5:00 p.m. Eastern Time. The Company's executive management team will review second quarter 2007 financial results, discuss operations, and provide guidance on MGI PHARMA's business outlook. All interested parties are welcome to access the webcast via the Company's Website at www.mgipharma.com. The audio webcast will be archived on the Company's Website through Wednesday, July 25, 2007.

     About MGI PHARMA

     MGI PHARMA, INC. is a biopharmaceutical company focused in oncology and acute care that acquires, researches, develops and commercializes proprietary products that address the unmet needs of patients. MGI PHARMA markets Aloxi(R) (palonosetron hydrochloride) Injection, Dacogen(R) (decitabine) for Injection, and Gliadel(R) Wafer (polifeprosan 20 with carmustine implant) in the United States. The Company directly markets its products in the U.S. and collaborates with partners to reach international markets. For more information about MGI PHARMA, please visit www.mgipharma.com.

     Dacogen is being co-developed by MGI PHARMA and Janssen-Cilag, a Johnson & Johnson company. Janssen-Cilag companies are responsible for regulatory and commercial activities in all territories outside North America, while MGI PHARMA retains responsibility for all activities in the United States, Canada and Mexico.

     This news release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as "believes," "expects," "anticipates," "intends," "will," "may," "should," or similar expressions. These forward-looking statements are not guarantees of MGI PHARMA's future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause MGI PHARMA's results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of MGI PHARMA to continue to increase sales of its marketed products, the ability of MGI PHARMA to achieve its objectives for 2007, the successful completion of clinical trials for the Company's other product candidates, and other risks and uncertainties detailed from time to time in MGI PHARMA's filings with the Securities and Exchange Commission including its most recently filed Form 10-K and Form 10-Q. MGI PHARMA undertakes no duty to update any of these forward-looking statements.


                  MGI PHARMA, INC. AND SUBSIDIARIES

     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                (In thousands, except per share data)


                                Three Months Ended  Six Months Ended
                                     June 30,            June 30,
                                ------------------ -------------------
                                  2007     2006      2007      2006
                                -------- --------- --------- ---------

Revenues:
  Sales                         $90,949  $ 86,190  $172,527  $163,715
  Licensing and other             2,092       963     3,722     1,641
                                -------- --------- --------- ---------
                                 93,041    87,153   176,249   165,356
                                -------- --------- --------- ---------

Costs and Expenses:
  Cost of sales                  29,455    33,813    57,061    62,155
  Selling, general and
   administrative                44,306    35,463    81,627    66,985
  Research and development       17,132    28,192    34,134    51,157
  Restructuring                    (208)        -       173         -
                                -------- --------- --------- ---------
                                 90,685    97,468   172,995   180,297
                                -------- --------- --------- ---------

Operating income (loss)           2,356   (10,315)    3,254   (14,941)

Interest income                   1,909     1,361     3,974     2,517
Interest expense                 (1,874)   (1,925)   (3,750)   (3,922)
Impairment of investment              -    (9,880)        -    (9,880)
Other income (expense)               60      (126)       33        55
                                -------- --------- --------- ---------

Income (loss) before minority
 interest and income tax          2,451   (20,885)    3,511   (26,171)

Minority interest                     -     1,450         -     3,881
                                -------- --------- --------- ---------

Income (loss) before income tax   2,451   (19,435)    3,511   (22,290)

Provision (benefit) for income
 tax                                350         -       709       (47)
                                -------- --------- --------- ---------

Net income (loss)               $ 2,101  $(19,435) $  2,802  $(22,243)
                                ======== ========= ========= =========

Net income (loss) per common
 share
    Basic                       $  0.03  $  (0.25) $   0.04  $  (0.29)
    Diluted                     $  0.03  $  (0.25) $   0.03  $  (0.29)


Weighted average number of
 common shares outstanding
    Basic                        79,833    78,210    79,641    78,000
    Diluted                      82,436    78,210    82,083    78,000

-------------------------------


                                            Consolidated
                                          Balance Sheet Data
                                             (unaudited)
                                           (In thousands)

                                          As of     As of
                                          June 30,  Dec. 31,
                                         --------- ---------
                                           2007      2006
                                         --------- ---------

Cash and marketable debt
 securities, unrestricted                $160,137  $162,743
Total assets                             $498,015  $482,975
Total stockholders' equity (a)           $132,144  $105,935

(a) In accordance with SAB 108, stockholders' equity as of December 31, 2006, has been decreased by $0.9 million from $106.8 million to $105.9 million. This reduction was due to our determination that restructuring expenses recorded during the fourth quarter of 2006 were understated by $0.9 million and that these adjustments were not material to MGI's 2006 financial statements.


                  MGI PHARMA, INC. AND SUBSIDIARIES

 RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME - UNAUDITED
                (In thousands, except per share data)


                                  Three Months Ended June 30, 2007
                               ---------------------------------------
                                 GAAP      Adjustments (1)   Adjusted
                               --------- ------------------- ---------

Revenues:
  Sales                        $ 90,949  $      -            $ 90,949
  Licensing & other               2,092         -               2,092
                               --------- ---------           ---------
                                 93,041         -              93,041
                               --------- ---------           ---------

Costs and Expenses:
  Cost of sales                  29,455    (1,979)    (2)      27,476
  Selling, general and
   administrative                44,306    (5,531) (2, 3, 4)   38,775
  Research and development       17,132    (1,660)    (3)      15,472
  Restructuring                    (208)      208     (5)           -
                               --------- ---------           ---------
                                 90,685    (8,962)             81,723
                               --------- ---------           ---------

Operating Income                  2,356     8,962              11,318

Interest income                   1,909         -               1,909
Interest expense                 (1,874)        -              (1,874)
Other expense                        60         -                  60
                               --------- ---------           ---------


Income before income tax          2,451     8,962              11,413

Provision for income taxes          350         -                 350
                               --------- ---------           ---------

Net income                     $  2,101  $  8,962            $ 11,063
                               ========= =========           =========

Net income per common share
    Basic                      $   0.03                      $   0.14
    Diluted                    $   0.03                      $   0.13

Weighted average number of
 common shares outstanding
    Basic                        79,833                        79,833
    Diluted                      82,436                        82,436

See Notes to Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted
 Net Income (Loss) - Unaudited
----------------------------------------------------------------------


                  MGI PHARMA, INC. AND SUBSIDIARIES

   RECONCILIATION OF GAAP NET LOSS TO ADJUSTED NET LOSS - UNAUDITED
                (In thousands, except per share data)


                                  Three Months Ended June 30, 2006
                               ---------------------------------------
                                 GAAP      Adjustments (1)   Adjusted
                               --------- ------------------- ---------

Revenues:
  Sales                        $ 86,190  $      -            $ 86,190
  Licensing & other                 963         -                 963
                               --------- ---------           ---------
                                 87,153         -              87,153
                               --------- ---------           ---------

Costs and Expenses:
  Cost of sales                  33,813    (2,578)    (2)      31,235
  Selling, general and
   administrative                35,463    (1,458) (2, 3, 4)   34,005
  Research and development       28,192    (2,017)  (3, 7)     26,175

                               --------- ---------           ---------
                                 97,468    (6,053)             91,415
                               --------- ---------           ---------

Operating loss                  (10,315)    6,053              (4,262)
                                                                    -
Interest income                   1,361         -               1,361
Interest expense                 (1,925)        -              (1,925)
Impairment of investment         (9,880)    9,880     (6)           -
Other income                       (126)        -                (126)
                               --------- ---------           ---------

Loss before minority interest
 and income tax                 (20,885)   15,933              (4,952)

Minority interest                 1,450    (1,450)    (7)           -
                               --------- ---------           ---------

Loss before income tax          (19,435)   14,483              (4,952)

Provision for income taxes            -         -                   -
                               --------- ---------           ---------

Net loss                       $(19,435) $ 14,483            $ (4,952)
                               ========= =========           =========

Net loss per common share
    Basic                      $  (0.25)                     $  (0.06)
    Diluted                    $  (0.25)                     $  (0.06)

Weighted average number of
 common shares outstanding
    Basic                        78,210                        78,210
    Diluted                      78,210                        78,210

See Notes to Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted
 Net Income (Loss) - Unaudited
----------------------------------------------------------------------


                  MGI PHARMA, INC. AND SUBSIDIARIES

 RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME - UNAUDITED
                (In thousands, except per share data)

                                   Six Months Ended June 30, 2007
                               ---------------------------------------
                                 GAAP      Adjustments (1)   Adjusted
                               --------- ------------------- ---------

Revenues:
  Sales                        $172,527  $      -            $172,527
  Licensing & other               3,722         -               3,722
                               --------- ---------           ---------
                                176,249         -             176,249
                               --------- ---------           ---------

Costs and Expenses:
  Cost of sales                  57,061    (3,958)    (2)      53,103
  Selling, general and
   administrative                81,627   (10,171) (2, 3, 4)   71,456
  Research and development       34,134    (3,033)    (3)      31,101
  Restructuring                     173      (173)    (5)           -
                               --------- ---------           ---------
                                172,995   (17,335)            155,660
                               --------- ---------           ---------

Income from operations            3,254    17,335              20,589

Interest income                   3,974         -               3,974
Interest expense                 (3,750)        -              (3,750)
Other income                         33         -                  33
                               --------- ---------           ---------

Income before minority
 interest and income tax          3,511    17,335              20,846

Minority interest                     -         -                   -
                               -------------------           ---------

Income before income tax          3,511    17,335              20,846

Provision for income taxes          709         -                 709
                               --------- ---------           ---------

Net income                     $  2,802  $ 17,335            $ 20,137
                               ========= =========           =========

Net income per common share
    Basic                      $   0.04                      $   0.25
    Diluted                    $   0.03                      $   0.25

Weighted average number of
 common shares outstanding
    Basic                        79,641                        79,641
    Diluted                      82,083                        82,083

See Notes to Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted
 Net Income (Loss) - Unaudited
----------------------------------------------------------------------


                  MGI PHARMA, INC. AND SUBSIDIARIES

   RECONCILIATION OF GAAP NET LOSS TO ADJUSTED NET LOSS - UNAUDITED
                (In thousands, except per share data)

                                   Six Months Ended June 30, 2006
                               ---------------------------------------
                                 GAAP      Adjustments (1)   Adjusted
                               --------- ------------------- ---------

Revenues:
  Sales                        $163,715  $      -            $163,715
  Licensing & other               1,641         -               1,641
                               --------- ---------           ---------
                                165,356         -             165,356
                               --------- ---------           ---------

Costs and Expenses:
  Cost of sales                  62,155    (4,350)    (2)      57,805
  Selling, general and
   administrative                66,985    (2,945) (2, 3, 4)   64,040
  Research and development       51,157    (4,944)  (3, 7)     46,213
                               --------- ---------           ---------
                                180,297   (12,239)            168,058
                               --------- ---------           ---------

Loss from operations            (14,941)   12,239              (2,702)
                                                                    -
Interest income                   2,517         -               2,517
Interest expense                 (3,922)        -              (3,922)
Impairment of investment         (9,880)    9,880     (6)           -
Other income                         55         -                  55
                               --------- ---------           ---------

Loss before minority interest
 and income tax                 (26,171)   22,119              (4,052)

Minority interest                 3,881    (3,881)    (7)           -
                               --------- ---------           ---------

Loss before income tax          (22,290)   18,238              (4,052)

Benefit for income taxes            (47)        -                 (47)
                               --------- ---------           ---------

Net loss                       $(22,243) $ 18,238            $ (4,005)
                               ========= =========           =========

Net loss per common share
    Basic                      $  (0.29)                     $  (0.05)
    Diluted                    $  (0.29)                     $  (0.05)

Weighted average number of
 common shares outstanding
    Basic                        78,000                        78,000
    Diluted                      78,000                        78,000

See Notes to Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted
 Net Income (Loss) - Unaudited
----------------------------------------------------------------------


                  MGI PHARMA, Inc. and Subsidiaries
Notes to Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted Net
                       Income (Loss) - Unaudited
          Three and Six Months Ended June 30, 2007 and 2006
                (In thousands, except per share data)

(1) Adjusted net income (loss) and adjusted per share amounts for the three-month periods and six-month periods ended June 30, 2007 and 2006, exclude the effects of non-cash stock-based employee compensation expense, amortization of product intangible assets, license and milestone payments, the impairment of an equity investment, the consolidation of Symphony Neuro Development Company and restructuring expenses. The GAAP provision for income tax is used for both GAAP net income (loss) and adjusted net income (loss). Adjusted net income (loss) per share amounts represent adjusted net income (loss) divided by the GAAP diluted weighted average number of shares outstanding. The following tables summarize the adjustments and reconciles GAAP net income (loss) to adjusted net income (loss).

----------------------------------------------------------------------
                  MGI PHARMA, INC. AND SUBSIDIARIES

             RECONCILIATION OF GAAP NET INCOME (LOSS) TO
                ADJUSTED NET INCOME (LOSS) - UNAUDITED
                (In thousands, except per share data)

                                Three Months Ended   Six Months Ended
                                      June 30            June 30
                                ------------------- ------------------
                                  2007      2006      2007     2006
                                --------- --------- -------- ---------

GAAP net income (loss)          $  2,101  $(19,435) $  2,802 $(22,243)

  Amortization of product
   intangible assets (2)           1,998     2,598     3,996    4,390

  Non-cash, stock-based
   compensation expense (3)        7,104     1,955    12,978    3,918

  License & milestone payments
   (4)                                68        50       188       50

  Restructuring expenses (5)        (208)        -       173        -

  Impairment of investment (6)         -     9,880         -    9,880


                                --------- --------- -------- ---------
Adjusted net income (loss)      $ 11,063  $ (4,952) $ 20,137 $ (4,005)
                                ========= ========= ======== =========

----------------------------------------------------------------------

----------------------------------------------------------------------
                  MGI PHARMA, INC. AND SUBSIDIARIES

     RECONCILIATION OF GAAP NET INCOME (LOSS) PER COMMON SHARE TO
       ADJUSTED NET INCOME (LOSS) PER COMMON SHARE - UNAUDITED
                (In thousands, except per share data)

                                Three Months Ended  Six Months Ended
                                      June 30             June 30
                                ------------------- ------------------
                                  2007      2006      2007     2006
                                --------- --------- -------- ---------

GAAP income or (loss) per
 diluted share                  $   0.03  $  (0.25) $   0.03 $  (0.29)

  Amortization of product
   intangible assets (2)            0.02      0.03      0.05     0.06

  Non-cash, stock-based
   compensation expense (3)         0.08      0.03      0.16     0.05

  License & milestone payments
   (4) and Restructuring
   expenses (5)
                                    0.00      0.00      0.01     0.00

  Impairment of investment (6)         -      0.13         -     0.13


                                --------- --------- -------- ---------
Adjusted income or (loss) per
 diluted share                  $   0.13  $  (0.06) $   0.25 $  (0.05)
                                ========= ========= ======== =========

----------------------------------------------------------------------

(2) To exclude amortization of product intangible assets.

(3) To exclude the effects of charges for non-cash stock-based employee compensation expense The following tables breakout the expense by operating expense category:

                                Three Months Ended   Six Months Ended
                                ------------------- ------------------
                                  2007      2006      2007     2006
                                --------- --------- -------- ---------
  Selling, general and
   administrative               $  5,444  $  1,388  $  9,945 $  2,855
  Research and development         1,660       567     3,033    1,063
                                --------- --------- -------- ---------
                                $  7,104  $  1,955  $ 12,978 $  3,918
                                ========= ========= ======== =========

 (4) To exclude license and milestone payments.

 (5) To exclude employee related expenses pursuant to the plan of organizational restructuring undertaken in Q4 2006.

 (6) To exclude impairment of the equity investment in SuperGen, Inc.

 (7) To exclude the impact of consolidating Symphony Neuro Development Company, a variable interest entity that was included in MGI consolidated financial statements from October 3, 2005 (date of the Guilford acquisition) through the date of effective termination in Q2 2006.


     CONTACT: MGI PHARMA, INC.
              Timothy J. Smith, 952-406-3100
              IR@mgipharma.com